UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2020

DATASEA INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38767	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20th Floor, Tower B, Guorui Plaza

1 Ronghua South Road, Technological Development Zone

Beijing, People’s Republic of China 100176

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +86 10-56145240

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DTSS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2020, the Board of Directors (the “Board”) of Datasea, Inc. (the “Company”) appointed Vincent T. Lowry to serve on the Board and the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. From December 2015 to August 2017, Mr. Lowry served as the Senior Vice President of Oppenheimer Funds, and from August 2017 to present, he has served of the Chief Executive Officer of Global Beta Advisors, an investment advisory firm. Mr. Lowry holds an undergraduate and an MBA degree from St. Joseph’s University. There is no arrangement or understanding between Mr. Lowry and any other persons pursuant to which he was appointed as discussed above. Nor are there any family relationships between Mr. Lowry and any executive officers and directors. Further, there are no transactions involving the Company and such persons which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. Mr. Lowry will participate in the Company’s standard compensation program for non-employee directors.

Following the Annual Meeting of the Company’s shareholders held on November 16, 2020, the Board confirmed the Company’s executive officers in their current respective offices and appoints the following individuals to the Board’s standing committees:

●	Audit Committee – Vincent T. Lowry, Michael James Antonoplos and Ling Wang as the current members of the Audit Committee and Vincent T. Lowry to serve as the Chair of the Committee.
●	Compensation Committee - Ling Wang, Vincent T. Lowry and Michael James Antonoplos as the current members of the Compensation Committee and Ling Wang to serve as the Chair of the Committee.
●	Nomination and Corporate Governance Committee – Michael James Antonoplos, Ling Wang and Vincent T. Lowry as the current members of the Nomination and Corporate Governance Committee and Michael James Antonoplos to serve as the Chair of the Committee.

Item 8.01	Other Events

On November 19, 2020, the Company was informed by the staff of the Nasdaq Stock Market that, following the Company’s holding its Annual Meeting in November 2020, the Company regained compliance with continued listing requirements on The Nasdaq Capital Market set forth in Listing Rules 5620, and this matter is now closed.

The Company has come to learn that Douglas M. Osrow, a Board nominee at the recent Annual Shareholder Meeting held on November 16, 2020, communicated his decision not to stand for election at such meeting shortly before the meeting via email, but such email communication was not read until after the meeting. In light of the foregoing, the Company's Board determined to nominate and appoint Vincent T. Lowry to the vacancy as disclosed in Item 5.02 of this 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2020

DATASEA INC.

By:	/s/ Zhixin Liu
	Name:	Zhixin Liu
	Title:	Chief Executive Officer

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